UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2025

Toast, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40819	45-4168768
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip code)

(617) 297-1005

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Class A common stock, par value $0.000001 per share	TOST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2025, Toast, Inc. (the “Company”) and Gail Miller mutually agreed that her employment as the Company’s Chief Accounting Officer will end effective June 13, 2025.

Following Ms. Miller’s departure, Elena Gomez, the Company’s President and Chief Financial Officer, will serve as the Company’s Interim Chief Accounting Officer and interim principal accounting officer. Information regarding Ms. Gomez’s background and business experience, contracts between the Company and Ms. Gomez, and any related party transactions involving Ms. Gomez is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2025. Ms. Gomez will not receive any additional compensation for assuming the role of Interim Chief Accounting Officer and interim principal accounting officer, and no changes have been made to any plans or arrangements in which Ms. Gomez participates as a result of this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025	TOAST, INC.

	By:	/s/ Brian R. Elworthy

	Name:	Brian R. Elworthy

	Title:	General Counsel and Corporate Secretary